SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stationsplein 45

3013 AK Rotterdam

The Netherlands

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

LyondellBasell Industries N.V. (the “Company”) held its Annual General Meeting of Shareholders on May 9, 2012. For more information on the following proposals, see the Company’s proxy statement dated March 29, 2012, the relevant portions of which are incorporated herein by reference.

The re-election of four Class II directors to serve as members of the Supervisory Board until the Annual General Meeting of Shareholders in 2015.

	FOR	WITHHOLD	OTHER NOMINEE	BROKER NON- VOTES
Robin Buchanan	329,844,958	1,314,297	10,683,439	9,532,894
Stephen F. Cooper	329,598,920	1,314,708	10,929,066	9,532,894
Robert G. Gwin	330,848,760	2,113,434	8,880,500	9,532,894
Marvin O. Schlanger	329,711,220	1,363,377	10,768,097	9,532,894

The adoption of the Company’s Dutch statutory annual accounts, as prepared in accordance with Dutch law, for the year ended December 31, 2011.

FOR	AGAINST	ABSTAIN
348,907,799	78,669	2,389,120

The discharge from liability of the sole member of the Management Board.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
340,014,689	190,739	1,637,266	9,532,894

The discharge from liability of members of the Supervisory Board.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
340,009,571	197,736	1,635,387	9,532,894

The ratification of the Company’s selection of PricewaterhouseCoopers LLP as independent registered public accountants.

FOR	AGAINST	ABSTAIN
350,566,762	67,837	740,989

The appointment of PricewaterhouseCoopers N.V. as auditors who will audit the Dutch statutory annual accounts.

FOR	AGAINST	ABSTAIN
350,565,445	70,032	740,111

The approval of the compensation of the members of the Supervisory Board.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
256,128,743	84,714,502	999,449	9,532,894

The approval of the dividends declared by the Management Board, acting with the approval of the Supervisory Board, in respect of the 2011 fiscal year.

FOR	AGAINST	ABSTAIN
350,596,766	44,204	734,618

The approval, in an advisory vote, of the Company’s executive compensation.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
316,881,893	23,815,422	1,145,379	9,532,894

The approval of the Amended and Restated LyondellBasell Industries 2010 Long-Term Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
334,331,272	6,515,879	995,543	9,532,894

The approval of the LyondellBasell Industries N.V. 2012 Global Employee Stock Purchase Plan.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
340,434,836	674,139	733,719	9,532,894

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: May 11, 2012	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President